EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Daniel Schmidt, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BBCMS Mortgage Trust 2023-C19 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

KeyBank National Association, as Master Servicer, K-Star Asset Management LLC, as Special Servicer, Computershare Trust Company, National Association, as Trustee and Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for The Showboat Hotel Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for The Showboat Hotel Mortgage Loan, Computershare Trust Company, National Association, as Trustee for The Showboat Hotel Mortgage Loan, Computershare Trust Company, National Association, as Custodian for The Showboat Hotel Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for The Showboat Hotel Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Stoney Creek Hotel Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Stoney Creek Hotel Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Stoney Creek Hotel Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Stoney Creek Hotel Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Stoney Creek Hotel Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Brandywine Strategic Office Portfolio Mortgage Loan, Greystone Servicing Company LLC, as Special Servicer for the Brandywine Strategic Office Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Brandywine Strategic Office Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Brandywine Strategic Office Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Brandywine Strategic Office Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Sentinel Square II Mortgage Loan, Greystone Servicing Company LLC, as Special Servicer for the Sentinel Square II Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Sentinel Square II Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Sentinel Square II Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Sentinel Square II Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 575 Broadway Mortgage Loan, Greystone Servicing Company LLC, as Special Servicer for the 575 Broadway Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the 575 Broadway Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 575 Broadway Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 575 Broadway Mortgage Loan, KeyBank National Association, as Primary Servicer for the Oak Street NLP Fund Portfolio Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the Oak Street NLP Fund Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Oak Street NLP Fund Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Oak Street NLP Fund Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Oak Street NLP Fund Portfolio Mortgage Loan, Berkadia Commercial Mortgage LLC, as Primary Servicer for the Scottsdale Fashion Square Mortgage Loan, KeyBank National Association, as Special Servicer for the Scottsdale Fashion Square Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Scottsdale Fashion Square Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Scottsdale Fashion Square Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Scottsdale Fashion Square Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Pacific Design Center Mortgage Loan, Argentic Services Company LP, as Special Servicer for the Pacific Design Center Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Pacific Design Center Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Pacific Design Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Pacific Design Center Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Rialto Industrial Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Rialto Industrial Mortgage Loan on and after March 1, 2025, Argentic Services Company LP, as Special Servicer for the Rialto Industrial Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Rialto Industrial Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Rialto Industrial Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Rialto Industrial Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Rialto Industrial Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 100 Jefferson Road Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the 100 Jefferson Road Mortgage Loan on and after March 1, 2025, Argentic Services Company LP, as Special Servicer for the 100 Jefferson Road Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the 100 Jefferson Road Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 100 Jefferson Road Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 100 Jefferson Road Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 100 Jefferson Road Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Green Acres Mortgage Loan, 3650 REIT Loan Servicing LLC, as Special Servicer for the Green Acres Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Green Acres Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Green Acres Mortgage Loan, BellOak, LLC, as Operating Advisor for the Green Acres Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Orizon Aerostructures Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Orizon Aerostructures Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Orizon Aerostructures Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Orizon Aerostructures Mortgage Loan, and Park Bridge Lender Services LLC, as Operating Advisor for the Orizon Aerostructures Mortgage Loan.

Dated: March 18, 2026

/s/ Daniel Schmidt

Daniel Schmidt

Chief Executive Officer

(senior officer in charge of securitization of the depositor)